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                 AGREEMENT AS TO LOCKBOX SERVICE


     This Agreement is made as of the 3rd day of January, 1997, by and among SERVICE BUSINESS SYSTEMS, INC., a Colorado corporation (the "Customer"), NORWEST BUSINESS CREDIT, INC., a Minnesota corporation (the "Secured Party"), and NORWEST BANK COLORADO, N.A., a national association ("Norwest").

     The Secured Party has required the execution of this Agreement as a condition to the Secured Party's consideration of making any advances to the Customer under the terms of the Credit and Security Agreement dated as of January 3, 1997, by and between the Customer and the Secured Party.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter contained, the parties agree as follows:

      I .      Definitions.
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     "Collateral" means all of the Customer's equipment, inventory, accounts, instruments, chattel paper, other rights to payment, money and general intangibles, now or hereafter acquired, together with all products and proceeds thereof.

     "Collateral Account" means Norwest account no. 312-8003425 maintained for the benefit of the Secured Party pursuant to the terms of the Collateral Account Agreement dated as of January 3, 1997, given to the Secured Party by the Customer and Norwest.

     "Lockbox" means the lockbox to be administered by Norwest for the benefit of the Secured Party, to which the Customer shall direct its account debtors and other persons obligated to make payments constituting Collateral to make such payments.

      2.       Notification to Account Debtors.  The address of the Lockbox
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shall be as follows:

          Service Business Systems, Inc..
          Department 703
          Denver, Colorado  80291-0703

Immediately upon the execution of this Agreement, and as Collateral is generated in the future, the Customer shall give written notification to all persons obligated to make payments constituting Collateral, directing them to make such payments to the address of the Lockbox. The Customer shall not revoke or rescind any such notification and shall not take any action inconsistent with this Agreement. The Customer agrees to deposit any and all collections of accounts receivable and any and all other proceeds of Collateral received directly by it in the Collateral Account.

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     3 .  Control of Lockbox.  The Lockbox shall be under the sole and
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exclusive control of the Secured Party.  All items in the Lockbox shall constitute proceeds of Collateral upon their deposit therein.

     4.   Processing Contents of Lockbox.  Each business day, Norwest or its
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authorized designees shall remove the contents of the Lockbox and process items in the Lockbox in accordance with Exhibit A hereto.

     5.   Depositing Checks to the Collateral Account.  For all processed
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checks, other than those with respect to which Paragraph 4 provides a difference procedure, the Customer authorizes Norwest to endorse the checks and to deposit them to the Collateral Account on the business day of receipt.

     6.   Limitation of Liability.  Norwest's and the Secured Party's
          -----------------------
liability in connection with the performance of the transactions covered by this Agreement shall be strictly limited as follows:

      (a) Norwest shall exercise due care in selecting agents and independent contractors to pick up and deliver the contents of the Lockbox ("Norwest's Designees") but shall not be liable for loss caused by Norwest's Designees' negligence or misconduct. In the event of such loss, Norwest will exercise its best efforts, at the Customer's cost and expense, to assist the Customer in obtaining redress from the responsible party.

      (b) Norwest shall exercise its best efforts in determining the optimum time to pick up mail at the Lockbox and the best carrier to deliver that mail to its Operations Center. However, Norwest shall not be liable if the chosen pickup time and carrier prove not to result in the earliest possible availability of funds.

      (c) In performing its duties hereunder, Norwest will exercise ordinary care and will act in good faith. Norwest will not be accountable for its failure to perform any of its obligations hereunder, except for its gross negligence or willful misconduct, or that of its employees, officers, or agents. If, as a result of such gross negligence or willful misconduct, Norwest is liable for mishandling any item, such liability shall be limited to the lesser of the face amount of any check involved or the amount of the Customer's direct loss as a result of such mishandling, and in no event shall Norwest be responsible for any incidental or consequential damages. IN NO EVENT SHALL NORWEST BE LIABLE FOR ANY INDIRECT OR
CONSEQUENTIAL DAMAGES
OR LOSS OF PROFIT, NOTWITHSTANDING NOTICE TO NORWEST OF THE
POSSIBILITY OF
SUCH DAMAGES OR LOSSES.

      (d) Neither the Secured Party nor its present, former or future shareholders, directors, officers, employees, agents, attorneys, predecessors, successors, divisions, parent, subsidiaries, affiliates, participants and assigns (together with the Secured Party, collectively the "Indemnitees") shall be liable for, and the Customer hereby assumes full responsibility for and agrees to indemnify and hold harmless the Indemnitees from and against, any and all of the Customer's or any other person's losses, liabilities, damages, claims, demands, causes of action, lawsuits, judgments,

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costs and expenses (including without limitation attorneys' fees) relating in any way to this Agreement. The foregoing indemnification agreement shall survive the termination of this Agreement, the closing of the Lockbox and the payment of the Customer's indebtedness to the Secured Party. IN NO EVENT SHALL THE SECURED PARTY BE LIABLE FOR ANY INDIRECT OR CONSEQUENTIAL
DAMAGES
OR LOSS OF PROFIT, NOTWITHSTANDING NOTICE TO THE SECURED PARTY OF THE POSSIBILITY OF SUCH DAMAGES OR LOSSES.

      7.  Fees.  For the services to be provided by Norwest, the Customer
          ----
will pay Norwest in accordance with Norwest's standard rates for the services contemplated hereby as set forth on such fee schedules as Norwest may from time to time deliver to the Customer.

      8.  Term and Termination.  This Agreement shall be effective when a
          --------------------
copy of the Agreement executed by all parties has been delivered to Norwest. The Customer may not terminate this Agreement without the written consent of the Secured Party and 30 days' written notice to Norwest. The Secured Party may terminate this Agreement at any time, with or without cause, upon 30 days' written notice to the other parties. Norwest may terminate this Agreement at any time, with or without cause, upon 30 days' written notice to the Customer and the Secured Party. Norwest may terminate this Agreement immediately upon written notice to the Customer and the Secured Party if it in good faith believes that it is at significant risk of loss by continuing its obligations under this Agreement.

      9.  Notice.  Any notice required or permitted by this Agreement shall
          ------
be deemed to have been given when mailed, postage prepaid, or when delivered to the following address:

     If to Norwest:

     Norwest Bank Colorado, N. A.
     12601 West 32nd Avenue
     Wheat Ridge, Colorado  80033-5252
     Attention:  Fran Cummings

     If to the Customer:

     Service Business Systems
     11415 West I-70 Frontage Road North
     Wheat Ridge, CO 80033
     Attention:  Richard S. Simms



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               If to the Secured Party:

               Norwest Business Credit, Inc.
               1740 Broadway
               Denver, Colorado  80274-8625
               Attention:  Debra Tracy


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                          NORWEST BANK COLORADO, N.A.

BY(Signature)                             /s/Frank L. Cummings
(Name and Title)                          Frank L. Cummings,
                                          AVP

                                          NORWEST BUSINESS CREDIT, INC.

BY(Signature)                             /s/Greg Glessman
(Name and Title)                          Greg Glessman,
                                          Vice President

                                          SERVICE BUSINESS SYSTEMS, INC..

BY(Signature)                             /s/Donald V. Warriner
(Name and Title)                          Donald V. Warriner,
                                          President and CEO












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